UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2012

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal	025165	14-1809721
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

302 Main Street, Catskill NY		12414
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On March 5, 2012, Greene County Bancorp, MHC (the “MHC”), the majority shareholder of Greene County Bancorp, Inc. (the “Company”), received non-objection from the Federal Reserve Bank of Philadelphia (the “FRB”) to waive the receipt of the Company’s quarterly cash dividends for the quarters ended December 31, 2011 and March 31, 2012. The Company previously announced that the MHC had applied to the FRB to waive these dividends.

Although it is the current intention of the Company to continue to pay regular quarterly cash dividends and it is the current intention of the MHC to continue to waive the receipt of any such dividends, there can be no assurance that the FRB will grant its non-objection to dividend waivers beyond any cash dividend paid for the quarter ending March 31, 2012.

Forward-Looking Statement

This current report on Form 8-K contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from those projected in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of the Company’s pricing, products and services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE: March 7, 2012	By:	Donald E. Gibson
Donald E. Gibson President and Chief Executive Officer